Exhibit 10.1

SHARE PURCHASE AGREEMENT

By and Among

Mobius Technology Co., Limited

Dreamwork International

Investments Ltd.

Mobius Technology Limited

And

Robo.ai Inc.

Dated as of September 18, 2025

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 8, 2025, by and between:

(1)	Mobius Technology Co., Limited, a company duly incorporated and existing under the laws of Hong Kong SAR (“Seller A”);

(2)	Dreamwork International Investments Ltd., a company duly incorporated and existing under the laws of British Virgin Islands (“Seller B”);

(3)	Mobius Technology Limited, a company duly incorporated and existing under the laws of British Virgin Islands, which consists of the key executives and digital asset experts who will be running the (the “Core Team”) ; and

(4)	Robo.ai Inc., a company duly incorporated and existing under the laws of Cayman Islands (the “Purchaser”).

Seller A and Seller B are collectively referred to the “Sellers”. The Sellers and the Purchaser can herein be referred to each as a “Party” and collectively as the “Parties”.

RECITALS

(A) WHEREAS, Seller A owns ___10000___ shares and Seller B owns ___526_____shares of aitos.io Pte. Ltd. (the “Company” or “aitos”), an exempted, non-publicly traded company duly incorporated and existing under the laws of the Republic of Singapore. Together, the 10,526 shares Seller A and Sell B jointly own represent 100% of aitos’ equity and shares issued and outstanding. Seller A and Seller B severally and collectively represent to the Purchaser that there is no other shareholder in aitos.

(B) WHEREAS, aitos.io is a technology company focused on the integration of Internet of Things (IoT) innovations and blockchain technology, while Robo.ai is a technology company dedicated to building a globally leading artificial intelligence robotics network platform; the two companies see synergistic opportunities to jointly explore and agree to collaborate strategically in the Web3 domain. To Robo.ai making a strategic investment in aitos.io;

(C) WHEREAS, the Sellers wishes to sell to the Purchaser an aggregate of 1,745 Shares of the Company (the “Purchased Shares”), and the Purchaser agrees to pay USD 8.29 million worth of Robo.ai Class B Ordinary shares (the details are specified herein below) to the Sellers to buy the aforesaid shares from the Sellers, which represent 16.58% of the total shares issued and outstanding in the Company, upon the terms and subject to the conditions set forth herein;

(D) As a performance incentive and retention bonus for the Core Team, the Purchaser agree to pay additional 6 million Class B Ordinary Shares to the Core Team, the details of which are specified in this Agreement; and

(E) NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I. DEFINITIONS

Certain Definitions.

For purposes of this Agreement:

“Business Day” means any day that is not a Saturday, a Sunday, legal holiday or other day on which banks are required or authorized by Law to be closed in Dubai, People’s Republic of China, Singapore, or New York.

“Transfer Agent” means BIPO Service (Singapore) Pte. Ltd. or other mutually agreed agent.

“Contract” means, as to any Person, a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Encumbrance” means any security interests, mortgages, liens, pledges, charges, reservations, restrictions, rights of way, options, rights of first refusal, community property interests, equitable interests, conditional sale or other title retention agreements, any agreement to provide any of the foregoing and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, whether imposed by contract, Law, equity or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“ Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group” or “Group Companies” means, collectively, the Company and its subsidiaries and controlled entities. “Group Company” means a member of the Group.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liability” means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute or contingent.

“NASDAQ” means The Nasdaq Stock Market.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the listing rules of, or any listing agreement with, NASDAQ and any other applicable Law regulating securities or takeover matters.

“Share Purchase Agreements” means, collectively, this Agreement and those certain other share purchase agreements, dated as of the date hereof, in respect of the purchase and transfer of certain Shares of the Company.

“Transaction Documents” means, collectively, this Agreement, the other Share Purchase Agreements, and the shareholders agreement to be entered into by the Purchaser, the Company and other parties thereto upon the Closing, and any other agreements, documents or certificates delivered pursuant hereto or thereto.

Other Defined Terms. The following terms have the meanings set forth in the Sections set forth below:

Defined Term	Section
“Agreement”	Preamble
“Arbitration Notice”	Section 8.11(a)
“Authorization”	Section 3.1(d)
“Claimant Side”	Section 8.11(b)
“Closing”	Section 2.2
“Company”	Recitals
“Disclosing Party”	Section 4.1(a)
“Dispute”	Section 8.11(a)
“HKIAC”	Section 8.11(b)
“HKIAC Rules”	Section 8.11(b)
“Indemnified Party”	Section 7.2
“Indemnifying Party”	Section 7.2
“Losses”	Section 7.2
“Shares”	Recitals
“Party” and “Parties”	Preamble
“Purchase Price”	Section 2.1
“Purchased Shares”	Recitals
“Purchaser”	Preamble
“Respondent Side”	Section 8.11(b)
“Seller”	Preamble
“Designated Party”	Section 2.1, Preamble

Interpretation and Rules of Construction. References to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” The words “to the extent” when used in this Agreement shall be deemed to be followed by the phrase “and only to the extent.” Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement and Exhibits and Schedules to this Agreement shall be deemed to form part of this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to US$ shall be to United States dollars and to cash shall be to cash in U.S. dollars.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of Purchase Shares; Purchase Price

Subject to the terms and conditions of this Agreement, at Closing, the Seller agrees to sell and deliver to the Purchaser, and the Purchaser agrees to purchase from the Seller such number of Purchased Shares, free and clear of any and all Encumbrances, and for such purchase price as set forth opposite the Seller’s name on Exhibit A. The total purchase price payable by the Purchaser for the Purchased Shares, being the aggregate value of Class B Ordinary Shares to be issued by the Purchaser to the Sellers by way of a directed offering of new shares, an aggregate value of USD 8.29 million, shall be herein referred to as the “Purchase Price”. The pricing of the shares issued for the acquisition shall be determined based on the average closing price of Robo.ai’s Class B Ordinary Shares over the five (5) trading days preceding the execution of this Agreement.

Robo.ai shall issue an additional 6 million Class B Ordinary Shares to the Core Team as an incentive for the aitos.io core team, with the issuance price and closing time consistent with the aforementioned transaction.

2.2 Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the purchase, sale and delivery of the Purchased Shares pursuant to this Agreement (the “Closing”) shall take place in fifteen (15) business days from the execution day of this Agreement.

(b) For the Closing, the Purchaser shall pay the Purchase Price by delivering the agreed consideration in the form of Class B Ordinary Shares to the Designated Party (the “Consideration Shares”). The Closing shall be subject to the satisfaction (or waiver by the Purchaser in writing) of all conditions precedent set forth in Section 5.1, including but not limited to the receipt of all necessary governmental and regulatory approvals. Such Consideration Shares shall be classified as Class B Ordinary Share. Without the written consent of the Purchaser, the Consideration Shares shall not be transferred, pledged, or otherwise encumbered to any third party other than the Seller before the fulfillment of the following conditions:

(c) For the Seller, the Purchaser’s stock shall be unlocked according to the following schedule: 50% and 50% after 3 and 6 months from the date of the Closing; The Seller hereby irrevocably acknowledges and agrees that it shall have no right to request or compel any additional action regarding the Consideration Shares prior to the fulfillment of such conditions.

(d) For the core team of aitos.io, the 6 million Class B Ordinary Shares issued as an incentive (the "Incentive Shares") shall be unlocked according to the following schedule: 50% and 50% after 3 and 6 months from the date of the Closing, and the core team agrees that it shall have no right to request or compel any additional action regarding the Incentive Shares prior to the fulfillment of such conditions.

2.3 Closing Deliverables by the Purchaser.

For the Closing, the Purchaser shall pay the Purchase Price by issue its shares to the Seller (as set forth in Exhibit A), in accordance with wire instructions provided by the Seller to the Purchaser.

2.4 Post-Closing Equity Transfer and Deliverables by the Seller

(a) Following the Closing, aitos.io shall transfer 16.58% of its equity to Robo.ai according to the following schedule: 8.29% on the 3rd month following the Closing, and 8.29% on the 6th month following the Closing.

(b) On the day before each unlocking date, aitos.io shall deliver to BIPO Service (Singapore) Pte. Ltd. or other mutually agreed agent (the “Transfer Agent”) a signed instrument of transfer (the “Equity Transfer Instrument”) with respect to the sale of respective portion of the Purchased Shares to the Purchaser, and cause Company to instruct the Transfer Agent to update the equity register accordingly.

(c) aitos.io agrees that it shall have no right to request or compel any adjustment regarding the equity transfer prior to the fulfillment of such conditions.

2.5 Board Composition

(a) the Purchaser shall have the right to appoint one director to the board of the Company, such appointments to be formalized within five (5) Business Days after Closing;

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that each of the representations and warranties contained in this Section 3.1 is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date).

(a) Organization, Good Standing and Qualification. The Seller is duly incorporated, validly existing and in good standing under the laws of Singapore.

(b) Authority. The Seller has all requisite capacity, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable Laws.

(c) Noncontravention. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or violate any provision of its constitutional documents, any applicable Law or any Governmental Order to which the Seller is subject or (ii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which the Seller is a party or by which it is bound or to which any of its assets or properties are subject, other than, in the case of (ii) above, any such conflicts, breaches, defaults, accelerations or rights that would not materially impair or delay the Seller’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby and thereby.

●	Consents and Approvals. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not and shall not require any consent of, action by or in respect of, or filing, submission or registration with, or giving of any notice to, any Governmental Authority or any other Person (each, an “Authorization”) to be obtained or made by the Seller, except (i) for such Authorizations as have already been obtained or made by the Seller before the date hereof, or (ii) as otherwise explicitly provided in this Agreement.

●	Title. The Seller further warrants that the Purchased Shares are not subject to any pre-emptive rights, call options, or other similar rights of third parties that could adversely affect the Purchaser’s ownership thereof. The Purchased Shares are fully paid and nonassessable, and to the knowledge of the Seller, are duly authorized and validly issued by the Company. The Seller is the sole record and beneficial owner of the Purchased Shares, free and clear of any and all Encumbrances whatsoever and with no restrictions on the rights and other incidents of record and beneficial ownership pertaining thereto (except for any restrictions on transfer under applicable Securities Laws). The Seller has good and marketable title to the Purchased Shares and the sole and absolute authority to transfer the Purchased Shares to the Purchaser pursuant to this Agreement. Immediately following the Closing, the Purchaser shall acquire good and valid title to its portion of the Purchased Shares that is being purchased hereunder, free and clear of any and all Encumbrances. There are no outstanding options, warrants, rights (preemptive or otherwise), calls, Contracts or other binding commitments to which the Seller is a party or by which the Seller is bound to sell any of the Purchased Shares. Except for the transactions contemplated hereunder, the Seller has not assigned, transferred, sold, distributed, pledged or otherwise disposed of or agreed to dispose of all or any portion, or any interest in, the Purchased Shares.

(d) Investment Experience. The Seller is able to fend for itself and has sufficient knowledge and experience in financial and business matters, including disposing of the Purchased Shares, and is capable of evaluating the merits and risks of the transactions contemplated hereunder. The sale and delivery of the Purchased Shares hereunder is for its own account, and the Seller has independently and without reliance upon the Purchaser or any representative of the Purchaser and based on such information as the Seller has deemed appropriate in its independent judgment, made its own analysis and decision to sell the Purchased Shares pursuant to this Agreement.

(e) Brokers. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

(f) Business Qualification

To the Seller's Knowledge, the Group Companies have obtained all important permits, filings, and consents necessary for the effective conduct of all principal business currently conducted by the Group Companies in their respective places of business; no Group Company is under any circumstance where failure to obtain the required permits, filings and consents has had or may have a Material Adverse Effect on the principal business of the Group, taken as a whole.

To the Seller's Knowledge, the business activities of the Group Companies comply in all material respects with relevant requirements of Applicable Laws, are not in violation of any laws which may constitute a Material Adverse Effect, and have not been subject to any administrative penalty by any Governmental Authority or received any written Notice indicating any actual or potential violation of any such permits and consents by the Group Companies which has had a Material Adverse Effect on the Group.

(g) Indebtedness

At the Closing, except for the liabilities reflected or reserved against in the Financial Statements and the liabilities incurred in the ordinary course of business after the Financial Statements Date or otherwise provided for in this Agreement, to the Seller's Knowledge, each Group Company has no other liabilities relating to the payment of money, nor does each Group Company provide security or undertaking in any form for the liabilities of a third party.

(h) Material Contracts

The scope of the Material Contracts shall be limited to the contracts that (i) the contract amount exceeds RMB 1,000,000; (ii) the term of the contract exceeds one year, or (iii) which have a material effect on the business of the Group Companies that are in the process of performance as of the date hereof. At Closing, to the Seller's Knowledge, (1) all such Material Contracts of the Group Companies (i) are duly formed and legally binding upon the parties thereto, and (ii) will not be terminated, rescinded or breached as a result of any transaction contemplated hereby or thereby, and (2) no Group Company is in breach in any material respect of any Material Contract to which it is a party, and no Group Company has received or given any Notice of termination, rescission, cancellation of any Material Contract or breach thereunder (except for any termination or rescission that would not have a Material Adverse Effect and that has been terminated by the natural expiration of the agreed term thereof).

(i) Litigation and Arbitration

At the Closing, to the Seller's Knowledge, there is no litigation, arbitration, or other judicial proceedings ongoing and pending, which will have a Material Adverse Effect on the Group taken as a whole; and there are no claims or claims against the Group Companies which may have a Material Adverse Effect on the Group taken as a whole.

(j) Taxes

To the Seller's Knowledge, except for circumstances which would not cause a Material Adverse Effect, none of the Group Companies has violated any provisions of applicable Tax Laws in any respect, has completed Tax returns, and has paid all Taxes and other assessments due, and has not been subject to administrative punishment imposed by the Tax authorities.

(k) Anti-Corruption; Anti-Money Laundering; Bribery

To the Seller's Knowledge, the operations of each Group Company comply in all material respects with the laws and regulations of their respective jurisdiction of incorporation and the jurisdictions in which they conduct business regarding anti-corruption and anti-money laundering.

(l) To the Seller's Knowledge, none of the Group Companies and their respective directors and senior management officers has violated, in all material respects, such laws and regulations regarding anti-corruption and anti-money laundering in connection with their activities at the direction of the foregoing or has been subject to administrative punishment imposed by or investigation initiated by any competent Governmental Authority for alleged violation of such laws and regulations.

(m) To the Seller's Knowledge, none of the Group Companies and their respective directors and senior management officers at the time of such activities at the direction of the foregoing are targeted or restricted by sanctions and embargo Laws under the Applicable Laws having its jurisdiction or are registered or resident in any countries or regions restricted by sanctions and embargo Laws.

3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that each of the representations and warranties contained in this Section 3.2 is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date).

(a) Organization, Good Standing and Qualification. The Purchaser is duly organized, validly existing and in good standing under the law of its jurisdiction of formation.

(b) Authority. The Purchaser has all requisite capacity, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable Law.

(c) Noncontravention. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or violate any provision of its constitutional documents, any applicable Law or any Governmental Order to which the Purchaser is subject or (ii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which the Purchaser is a party or by which it is bound or to which any of its assets or properties are subject, other than, in the case of (ii) above, any such conflicts, breaches, defaults, accelerations or rights that would not materially impair or delay the Purchaser’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby and thereby.

(d) Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and shall not require any Authorizations to be obtained or made by the Purchaser, except (i) for such Authorizations as have already been obtained or made by the Purchaser before the date hereof, or (ii) as otherwise explicitly provided in this Agreement.

(e) Investment Experience. The Purchaser is able to fend for itself and has sufficient knowledge and experience in financial and business matters, including purchase of the Purchased Shares, and is capable of evaluating the merits and risks of the transactions contemplated hereunder. The purchase of the Purchased Shares hereunder is for its own account, and the Purchaser has independently and without reliance upon the Seller or any representative of the Seller and based on such information as the Purchaser has deemed appropriate in its independent judgment, made its own analysis and decision to purchase the Purchased Shares pursuant to this Agreement.

(f) Brokers. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 Compliance Matters.

(a) None of the Parties shall, at any time, issue or make any reports, statements or releases to the public with respect to this Agreement, any other Transaction Documents, or the transactions contemplated hereby or thereby, without the consent of the other Parties, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event that any Party is requested or becomes legally compelled (including without limitation any reports or filings required to be made with the SEC) to disclose the existence of this Agreement or content of any of terms of the transaction, such Party (the “Disclosing Party”) shall provide the other Party with prompt written notice of that fact and shall consult with the other Party regarding such disclosure, and in any event, the Disclosing Party shall furnish only that portion of the information that is legally required.

(b) Solely as it relates to the sale of the Purchased Shares, the Seller shall be responsible for paying all taxes (if any) that are required to be paid by the Seller pursuant to applicable tax Laws (including without limitation applicable tax laws of the PRC).

(c) The Purchaser covenants and undertakes that each of the Share Purchase Agreements entered into by the Purchaser with the other shareholders of the Company shall be on the same terms and conditions as set out in this Agreement. In the event that any Share Purchase Agreement includes terms or conditions more favourable to another shareholder of the Company than the terms and conditions applicable to the Seller in this Agreement, then such terms and conditions shall be automatically incorporated by reference into this Agreement without any further action of the parties unless waived by the Seller in writing.

ARTICLE V

CONDITIONS TO THE CLOSING

5.1 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement at Closing are subject to the satisfaction on or prior to Closing of the conditions set forth below, unless waived in writing by the Seller.

(a) Representations and Warranties. All representations and warranties made by the Purchaser in Section 3.2 (i) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (ii) that are qualified as to “materiality” shall be true and correct as of the Closing, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date.

(b) Performance of Obligations. The Purchaser shall have performed or complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to or at the Closing.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions or would (i) substantially delay the consummation in any material aspect of such transactions, (ii) compel the Group to dispose of all or a material portion of the business or assets of the Group as a result of the consummation of such transactions, or (iii) render any Party unable to consummate such transactions.

(d) Consents. The Purchaser shall have obtained any and all Authorizations necessary or appropriate for consummation by the Purchaser of the purchase of the Purchased Shares on or prior to the date of the Closing, all of which shall be in full force and effect.

(e) Other Closing Deliveries. The Purchaser shall have delivered the other closing deliveries set forth in Section 2.3.

(f) Board and/or Shareholders Approval. The transactions shall be subject to the formal approval of the board of directors and/or the general meeting of shareholders of the Seller.

(g) Regulatory approvals. The parties shall cooperate in obtaining relevant domestic and overseas regulatory filings or approvals and required Regulatory approvals, if any, shall have been obtained by the Purchaser pursuant to or in connection with applicable Regulatory Laws.

5.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement at Closing are subject to the satisfaction on or prior to Closing of the conditions set forth below, unless waived in writing by the Purchaser or a deemed waiver by the Purchaser pursuant to Section 8.6.

(a) Representations and Warranties. All representations and warranties made by the Seller in Section 3.1 (i) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (ii) that are qualified as to “materiality” shall be true and correct as of the Closing, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date.

(b) Performance of Obligations. The Seller shall have performed or complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions or would (i) substantially delay the consummation in any material aspect of such transactions, (ii) compel the Group to dispose of all or a material portion of the business or assets of the Group as a result of the consummation of such transactions, or (iii) render any Party unable to consummate such transactions.

(d) Consents. The Seller shall have obtained any and all Authorizations necessary or appropriate for consummation by the Seller of the sale of the Purchased Shares on or prior to the date of the Closing, all of which shall be in full force and effect.

(e) Director Resignations and Appointment. The Seller shall have taken any and all commercially reasonable and necessary actions (to the extent within its control) to ensure (i) the appointment of individual identified by the Purchaser in writing prior to the Closing Date to the Company’s board of directors.

(f) Other Closing Deliveries. The Seller shall have delivered the other closing deliveries set forth in Section 2.4.

(g) Board and/or Shareholders Approval. The transactions shall be subject to the formal approval of the board of directors and/or the general meeting of shareholders of the Purchaser.

(h) The Seller undertakes to the Purchaser that The Seller shall use reasonable efforts to cause all of the Group Companies to engage in business operations in accordance with the requirements of the Applicable Laws by sponsoring advice or proposals. The Seller shall use reasonable efforts to obtain and maintain important permits, registrations, filings, and consents from Governmental Authorities necessary for its operation by sponsoring advice or proposals, prompt its business and operations to be conducted materially in compliance in all material respects with the Applicable Laws, and there shall be no Material Adverse Change in the main business.

(i) Debt treatment: Prior to the settlement of the Acquisition, the Group shall ensure that all its debts (including but not limited to borrowings, accounts payable, receipts in advance, secured debts, tax liabilities and other contingent liabilities) have been properly discharged or arranged. As well as ensuring that the equity interests of the Group Companies are unencumbered and undisputed and in a Closing condition.

(j) Due Diligence: The Purchaser shall be entitled to conduct confirmatory legal, financial, tax and operational due diligence on the Group, the results of which shall be to reasonable satisfaction of the Purchaser, or the Seller and the Purchaser have reached mutually agreed solutions to issues identified during the Due Diligence.

(k) Regulatory approvals: The parties shall cooperate in obtaining relevant domestic and overseas regulatory filings or approvals, and required Regulatory approvals shall have been obtained by the Seller pursuant to or in connection with applicable Regulatory Laws.

ARTICLE VI

TERMINATION

6.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Seller and the Purchaser;

(b) by either the Seller or the Purchaser, upon written notice to the other Party, if any Governmental Authority shall have issued any Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order shall have become final and nonappealable;

(c) by the Purchaser in the event of any material breach of any representation, warranty, covenant or agreement of the Seller contained herein and the failure of the Seller to cure such breach within seven (7) days after receipt of notice from the Purchaser requesting such breach to be cured;

(d) the Consideration Shares have been returned to the Purchaser according to article 2.2(c); or

(e) by the Seller in the event of any material breach of any representation, warranty, covenant or agreement of the Purchaser contained herein and the failure of the Purchaser to cure such breach within seven (7) days after receipt of notice from the Seller requesting such breach to be cured.

6.2 Notice of Termination. Any Party desiring to terminate this Agreement pursuant to Section 6.1 shall give written notice of such termination to the other Party.

6.3 Effect of Termination.

(a) In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become null and void and there shall be no Liability on the part of any Party except for this Section 6.3 and Article VII and Article VIII, each of which shall survive termination; provided, however, nothing herein shall relieve any Party from Liability for any breach of any of the representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination.

ARTICLE VII

INDEMNIFICATION

7.1 Survival of Representations, Warranties, Covenants and Agreements.

(a) Notwithstanding any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of any representation or warranty made by or on behalf of the Parties, all representations and warranties contained in this Agreement or any certificate delivered in connection herewith shall be deemed to be material and to have been relied upon by the Parties.

(b) All such representations and warranties made by the Seller set forth in Section 3.1 and the Purchaser in Section 3.2 shall survive the Closing. General representations and warranties shall survive for twenty-four (24) months following the Closing Date; provided that (i) title, authority and capitalization representations, and (ii) Tax representations shall survive for thirty-six (36) months following the Closing Date. The expiration of any representation and warranty shall not affect the rights of any Indemnified Party under this Article VII to seek recovery of Losses arising out of any fraud, willful breach or intentional misrepresentation.

(c) If a claim for indemnification has been timely made pursuant to Section 7.3, such representation and warranty shall continue to survive and be fully effective and enforceable until a final and non-appealable order or judgment of a court of competent jurisdiction. The covenants and agreements of any Party contained in this Agreement shall survive the Closing until they are terminated, whether by performance thereof, their express terms or as a matter of applicable Law.

7.2 Indemnification. The Seller (an “Indemnifying Party”) agrees to defend and hold harmless the Purchaser, its managers, partners, directors, officers, members, employees, attorneys, accountants, agents and representatives, and its heirs, successors, and permitted assigns (each an “Indemnified Party”) from and against all liabilities, losses, and damages, together with all reasonable and documented out-of-pocket costs and expenses related thereto (including, without limitation, reasonable and documented out-of-pocket legal and accounting fees and expenses) (“Losses”) based upon or arising out of, or otherwise in connection with (a) any material inaccuracy or breach of any representation and warranty of such Indemnifying Party, or (b) any material breach of any covenant and agreement of such Indemnifying Party.

7.3 Notice of Claims; Procedures. If any Indemnified Party makes any claim against any Indemnifying Party for indemnification under this Article VII, the claim shall be in writing and shall state in general terms the facts upon which such Indemnified Party makes the claim. If the Indemnifying Party does not notify the Indemnified Party in writing within twenty (20) Business Days from receipt of such claim that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim. In the event of any claim or demand asserted against an Indemnified Party by a third party upon which the Indemnified Party may claim indemnification, the Indemnifying Party shall give written notice to the Indemnified Party within twenty (20) Business Days after receipt from the Indemnified Party of such claim or demand, indicating whether the Indemnifying Party intends to assume the defense of the claim or demand. If the Indemnifying Party assumes the defense, the Indemnifying Party may not agree to any compromise or settlement to which the Indemnified Party has not consented in writing. If the Indemnifying Party elects not to assume the defense or fails to make such an election within the twenty (20) Business Day period, or otherwise fails to continue the defense of the Indemnified Party reasonably and in good faith, the Indemnified Party may assume the defense thereof at the expense of the Indemnifying Party, and a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Further Assurances. Each Party agrees that it shall, from time to time on or after the date hereof, do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, bills of sale, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably requested by the other Party in order to effectuate the transactions contemplated hereby.

8.2 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.3 Entire Agreement. This Agreement, together with all schedules and exhibits hereto, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

8.4 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by any Party without the express written consent of the other Party. Any purported assignment in violation of the foregoing sentence shall be null and void.

8.5 Amendment; Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of the Parties. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding the foregoing, to the extent that the Purchaser have waived any condition to Closing set forth in Section 5.2 (excluding Sections 5.2(a) and (b)) under any of the other Share Purchase Agreements, the Purchaser shall be deemed to have waived such same condition to Closing under this Agreement.

8.6 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

8.7 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, except as expressly provided under this Agreement.

8.8 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

8.9 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by courier service, fax, electronic mail or similar means to the address set forth below (or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Parties given in accordance with this 8.9). Where a notice is given personally, delivery shall be deemed to have been effected on receipt (or when delivery is refused). Where a notice is sent by courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending through an internationally-recognized courier, with a confirmation of delivery, and to have been effected on receipt (or when delivery is refused). Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid if sent during normal business hours of the recipient on a Business Day thereof and otherwise on the next Business Day thereof.

If to the Seller A:

Address:	FLAT/RM 1406B, 14F, The Belgian Bank Building, NOS. 721-725, Nathan Road, Mongkok, Hong Kong
Attention:	Mobius Technology Co., Limited
E–mail:	linyao01@gmail.com

If to the Seller B:

Address:	Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands
Attention:	Dreamwork International Investments Ltd.
E–mail:	xiayiping@gmail.com

If to the Core Team:

Address:	Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands
Attention:	Mobius Technology Limited
E–mail:	linyao01@gmail.com

If to the Purchaser:

Address:	Office 114-117, Floor 1, Building A1, Dubai Digital Park, Dubai Silicon Oasis, Dubai, UAE
Attention:	Robo.ai Inc.
E–mail:	Adrian.wong@roboai.io

8.10 Governing Law. This Agreement shall be governed by and construed under the Laws of the Hong Kong Special Administrative Region, without regard to principles of conflict of Laws thereunder.

8.11 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof (each, a “Dispute”), shall be referred to arbitration upon the demand of any Party to the dispute with notice (the “Arbitration Notice”) to the other Parties.

(b) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one (1) arbitrator, whom shall be mutually agreed to by the Parties, and if the Parties cannot so agree on such arbitrator within ten (10) Business Days of the commencement of the arbitration proceedings, three (3) arbitrators shall be appointed. In such case, one arbitrator shall be nominated by the Party or Parties, as the case may be, commencing the arbitration proceedings (the “Claimant Side”), and one arbitrator shall be nominated by the respondent or respondents, as the case may be, to the proceedings (the “Respondent Side”), and if either the Claimant Side or the Respondent Side shall fail to nominate its arbitrator, the HKIAC shall appoint such arbitrator. The two arbitrators so chosen shall select a third arbitrator, provided that if such two arbitrators fail to choose a third arbitrator within thirty (30) days after such two arbitrators have been selected, the HKIAC shall appoint the third arbitrator. The third arbitrator shall be the presiding arbitrator. The Parties shall use commercially reasonable efforts to appoint arbitrators who are qualified to practice law in the United Arab Emirates.

(c) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 8.11, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 8.11 shall prevail.

(d) Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such Party.

(e) The arbitration shall be conducted in private. Each Party agrees that all documents and evidence submitted in the arbitration (including without limitation any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the Parties otherwise agree in writing.

(f) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(g) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of the United Arab Emirates (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(h) Any Party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(i) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

8.12 Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.	Representations, Warranties and Agreements.

9.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Class B Ordinary Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

9.1.1 No Government Recommendation or Approval. The Subscriber understands that no government agency has passed upon or made any recommendation or endorsement of the offering of the Class B Ordinary Shares.

9.1.2 No Conflicts. The execution, delivery and performance of the Subscription Agreement and this Agreement and the consummation by the Subscriber of the transactions contemplated thereby and hereby do not violate, conflict with or constitute a default under (i) any agreement, indenture or instrument to which the Subscriber is a party or (ii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

9.1.3 Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Class B Ordinary Shares and (ii) able to bear the economic risk of his investment in the Class B Ordinary Shares for an indefinite period of time because the Class B Ordinary Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests. The Subscriber must bear the economic risk of this investment until the Class B Ordinary Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Class B Ordinary Shares and to afford a complete loss of the Subscriber’s investment in the Class B Ordinary Shares.

9.1.4 Access to Information; Independent Investigation. Prior to the execution of the Subscription Agreement and this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 9 and the Subscriber has not relied on any other representations or information in making his investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

9.1.5 Regulation S Offering. The Subscriber understands that the Class B Ordinary Shares are being offered and sold to him in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Class B Ordinary Shares.  In this regard, the Subscriber represents, warrants and agrees that:

i. The Subscriber is not a U.S. Person and is not an affiliate of the Company and is not acquiring the Class B Ordinary Shares for the account or benefit of a U.S. Person.  A “U.S. Person” means any one of the following:

A.	any natural person resident in the United States of America;

B.	any partnership or corporation organized or incorporated under the laws of the United States of America;

C.	any estate of which any executor or administrator is a U.S. Person;

D.	any trust of which any trustee is a U.S. Person;

E.	any agency or branch of a foreign entity located in the United States of America;

F.	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

H.	any partnership, company, corporation or other entity if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

ii. At the time of the origination of contact concerning the Subscription Agreement and this Agreement and the date of the execution and delivery of the Subscription Agreement and this Agreement, the Subscriber was outside of the United States.

iii. The Subscriber is not acquiring the Shares as a result of, and will not himself engage in, any “directed selling efforts” (as defined in Rule 902(c) of the SEC under the Securities Act) in the United States in respect of the Class B Ordinary Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Class B Ordinary Shares; provided, however, that the Subscriber may sell or otherwise dispose of the Class B Ordinary Shares under an exemption from the registration requirements of the Securities Act. “Directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Class B Ordinary Shares being offered in reliance on this Regulation S. Such activity includes placing an advertisement in a publication “with a general circulation in the United States” that refers to the offering of securities being made in reliance upon this Regulation S.

iv. The Subscriber will not, during the period commencing on the date of issuance of the Class B Ordinary Shares and ending on the 40th day of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Class B Ordinary Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

v. The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Class B Ordinary Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

vi. The Subscriber was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Class B Ordinary Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

vii. Neither the Subscriber nor any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Class B Ordinary Shares and the Subscriber and any person acting on his behalf has complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

viii. The transactions contemplated by the Subscription Agreement and this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

ix. Neither the Subscriber nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Class B Ordinary Shares.  The Subscriber agrees not to cause any advertisement of the Class B Ordinary Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Class B Ordinary Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

x. The Subscriber has carefully reviewed and will complete the Investor Suitability Questionnaire annexed hereto as Exhibit D before share issuance takes place.

9.1.6 Investment Purposes. The Subscriber is purchasing the Class B Ordinary Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into the Subscription Agreement and this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

9.1.7 Restrictions on Transfer. The Subscriber understands the Class B Ordinary Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Class B Ordinary Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Subscriber understands that the certificates or book-entries representing the Class B Ordinary Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Class B Ordinary Shares, such Class B Ordinary Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of his Class B Ordinary Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company, subject to the terms and conditions of the Company’s amended and restated memorandum and articles of association (as may be amended, the “Articles”). Absent registration or an exemption, the Subscriber agrees not to resell the Class B Ordinary Shares.

9.1.8 No Governmental Consents. No governmental, administrative or other third-party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by the Subscription Agreement and this Agreement.

9.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Class B Ordinary Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

9.2.1 Incorporation and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by the Subscription Agreement and this Agreement.

9.2.2 No Conflicts. The execution, delivery and performance of the Subscription Agreement and this Agreement and the consummation by the Company of the transactions contemplated thereby and hereby do not violate, conflict with or constitute a default under (i) the Articles, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

9.2.3 Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Articles, and registration in the register of members of the Company, the Class B Ordinary Shares will be duly and validly issued as fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Articles, the Subscriber will have or receive good title to the Class B Ordinary Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder under the Articles and under the other agreements to which the Class B Ordinary Shares may be subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

9.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by the Subscription Agreement and this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

10.	Restrictions on Transfer.

10.1 Securities Law Restrictions. The Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Class B Ordinary Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Class B Ordinary Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, subject to the terms and conditions of the Articles, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

10.2 Restrictive Legends. All certificates representing the Class B Ordinary Shares shall have endorsed thereon legends substantially as follows:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHIN THE UNITED STATES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR TO ANY “U.S. PERSON,” AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING ACQUISITION OF THE SECURITY BY THE HOLDER THEREOF. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.”

10.3 Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, a spin-off, a share sub-division, a share consolidation, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Class B Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Class B Ordinary Shares subject to this Section 10 or into which such Class B Ordinary Shares thereby become convertible shall immediately be subject to this Section 10. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Class B Ordinary Shares subject to this Section 10.

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IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed as of the date first written above by their respective duly authorized representative.

SELLER A: Mobius Technology Co., Limited

By:	/s/Lin Yao
Name:	Lin Yao
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed as of the date first written above by their respective duly authorized representative.

SELLER B: Dreamwork International Investments Ltd.

By:	/s/ Yiping Xia
Name:	Yiping Xia
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed as of the date first written above by their respective duly authorized representative.

Core Team: Mobius Technology Limited

By:	/s/Lin Yao
Name:	Lin Yao
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed as of the date first written above by their respective duly authorized representative.

PURCHASER: Robo.ai Inc.

By:	/s/ Benjamin Zhai
Name:	Benjamin Zhai
Title:	CEO

[Signature Page to Share Purchase Agreement]